UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 15, 2013

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA		92130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 30, 2011, Apricus Biosciences, Inc. (the “Company”) entered into a sales agreement (the “2011 Sales Agreement”) with Ascendiant Capital Markets, LLC (“Ascendiant”), pursuant to which the Company had the option to sell up to $20,000,000 of its common stock, from time to time, during the term of the 2011 Sales Agreement, and on April 15, 2013, the Company and Ascendiant entered into an amendment to the 2011 Sales Agreement (the “Amendment”). As of April 15, 2013, $17,213,510 remained available for sale under the 2011 Sales Agreement. The Amendment was entered into to change the registration statement from which sales will be made to File No. 333-178832 and to extend the term of the 2011 Sales Agreement to the date the Registration Statement is no longer available for sales of Shares.

We are filing certain exhibits with this Current Report on Form 8-K, including an opinion to the Company from Brownstein Hyatt Farber Schreck, LLP, counsel to the Company, regarding the validity of the shares to be sold pursuant to the 2011 Sales Agreement, as amended. A copy of the Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 16, 2013	Apricus Biosciences, Inc.

/s/ Randy Berholtz
	Name:	Randy Berholtz
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1 above).

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